Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 5 March 2019, except as to Note 3, which is as of 14 March 2021, with respect to the consolidated financial statements of Equinor ASA, incorporated herein by reference.

/s/ KPMG AS

Oslo, Norway

9 February 2022